Exhibit 10.17
AGREEMENT NUMBER: 2015003
ADDENDUM #3

QUOTA SHARE REINSURANCE AGREEMENT

made between

OMEGA GENERAL INSURANCE COMPANY

(hereinafter referred to as the “Reinsured”)

and

WYNDHAM INSURANCE COMPANY (SAC) LIMITED,

in respect of its Segregated Account AX (hereinafter referred to as the “Reinsurer”)

WHEREAS the Reinsured and the Reinsurer entered into a Quota Share Reinsurance Agreement effective January 1, 2015;

AND WHEREAS the Reinsured and the Reinsurer now desire to further amend the Quota Share Reinsurance Agreement to take effect as of January 1, 2017;

In consideration of the covenants and agreements contained herein and for other good and valuable consideration, receipt and sufficiency of which is acknowledged, the parties agree as follows:

Amendment of Article 8

Effective January 1, 2017, Article 8 of the Quota Share Reinsurance Agreement is hereby deleted in its entirety, and the following shall be substituted in its place:
ARTICLE 8 CEDING COMMISSION
The Reinsurer will allow the Reinsured a “Ceding Commission” equal to the sum of:

A.	100% of the commission charged by the producing Broker, plus;

B.	4.00% of gross premium on the subject Business, representing reimbursement for premium taxes, plus;

C.	$930,000 for the calendar year ended December 31, 2017, representing the Reinsured’s “Fronting Fee”.
The Fronting Fee component of the Ceding Commission shall be payable in monthly instalments of $77,500.00.

The Fronting Fee component of the Ceding Commission is intended to represent approximately 1.6667% of gross premium on the estimated volume of subject Business, less a $20,000 special project allowance for 2017. The Fronting Fee component of the Ceding Commission will be renegotiated annually, no later than 90 days prior to the calendar year end, or any time during the year when projected gross premiums on the subject Business vary by 15% from the estimated volume of subject Business.